Exhibit 10.21

SEPARATION AND SETTLEMENT AGREEMENT

This SEPARATION AND SETTLEMENT AGREEMENT (this “Agreement”) is entered into on December 28, 2012 (the “Effective Date”) by and among MOUNT KNOWLEDGE HOLDINGS, INC., a Nevada corporation (the “Company”), and BIRCH FIRST GLOBAL INVESTMENTS INC. (“BFGI”).

RECITALS

WHEREAS, BFGI loaned funds to Company over a period of time during 2010 to 2012, pursuant to which the Company use the funds for payment related to general operation expenses and other corporate advancements (the “Obligation”);

WHEREAS, the Company and BFGI acknowledge and agree that the outstanding obligation in the amount of Ninety-Two Thousand Nine Hundred and No/100 Dollars (USD $92,900.00), (the “Outstanding Obligation”) is due and payable by the Company in favor of BFGI as of the date of this Agreement;

WHEREAS, the Parties wish to resolve all claims either one or more of the Parties may have against the other Parties under, including but not limited to, any promises or commitments, verbal or written during any and all business transactions with each other and otherwise resolve their respective disputes on an amicable basis.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1.

Recitals.  The Parties each acknowledge that the Recitals set forth above are true and accurate.  Each of the Recitals is incorporated into this Agreement by reference and is made a part hereof.

2.

Cancellation of Outstanding Obligation.  Effective as of the Effective Date of this Agreement, BFGI hereby foregoes and waives any and all right in, entitlement to or interest in amounts due and payable in favor of BFGI pursuant to the Obligation of the Company as of the Effective Date, any future claims of payments in favor of BFGI pursuant to the Outstanding Obligation, and the Outstanding Obligation is hereby extinguished and canceled and shall be of no further legal effect and all of the Company’s and BFGI’s respective rights and obligations thereunder are hereby terminated.

3.

Consideration.  In consideration of the terms, representations, promises, settlements, waivers and releases contained in Section 2 hereinabove, the following shall occur at the Effective Date, the Company hereby grants, bargains, sells, transfers, and delivers to BFGI, one hundred (100%) percent ownership interest into the intellectual property referred to as ECO Learning technology (the “ECO IP”), (incorporated by reference herein as Exhibit A), in the form of an executed Bill of Sale (incorporated by reference herein as Exhibit B), as payment in full of the Outstanding Obligation of the Company to BFGI.

4.

Indemnification.

Not withstanding anything to the contrary as set forth in Section 6 herein, the Company hereby agrees, for the period after the Effective Date, to indemnify and hold BFGI harmless from any and all liabilities which may be incurred by BFGI pursuant to the terms and conditions of the Agreement, including, but not limited to the Cancellation of Outstanding Obligation set forth in Section 2, hereinabove for the Consideration set forth in Section 2, hereinabove, and provided under the Securities Act of 1933, as amended (the “Act”), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any documents provided by the Company, or (ii) any intentional actions by the Company, direct or indirect, in connection with any one or more corporation action by the Company, executed by BFGI, pursuant to a written or verbal directive by a controlling shareholder or majority vote of the shareholders of the Company, in violation of any applicable federal or state securities laws or regulations. Furthermore, the Company agrees to reimburse BFGI for any legal or other expenses incurred by BFGI in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Company.

The indemnity obligations of the Company under this Section 4 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, BFGI, and any other such persons or entities mentioned hereinabove.

5.

Releases.

(a)

BFGI on behalf of himself and its respective heirs, personal representatives, successors, assigns and all others claiming through or under them, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby release, acquit, and forever discharge the Company and its respective present and former employees, officers, directors, members, managers, shareholders, agents, consultants, counselor representatives, and its successors and assigns (collectively, the “Company Releasees”), and each of them, of and from any and all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, attorneys’ fees, actions or causes of action of any nature whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, accrued or not accrued, direct or indirect, which BFGI ever had, now have, or can, shall or may have, up to the Effective Date against the Company Releasees, or any of them, either alone or in combination with others.

(b)

Company on behalf of itself and its respective successors and assigns and all others claiming through or under them, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby release, acquit, and forever discharge BFGI and their respective present and former employees, officers, directors, members, managers, shareholders, agents, consultants, counselor representatives, and its successors and assigns (collectively, the “BFGI Releasees”), and each of them, of and from any and all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, attorneys’ fees, actions or causes of action of any nature whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, accrued or not accrued, direct or indirect, which the Company ever had, now have, or can, shall or may have, up to the Effective Date, against the BFGI Releasees, or any of them, either alone or in combination with others.

6.

Representations of the Company. Company, severally and jointly, represents and warrants to BFGI as follows:

(a)

Authority. Company has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into and deliver this Agreement and any other certificate, agreement, document or instrument to be executed and delivered by Company in connection with the transactions contemplated hereby and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, Company and the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company.  Company does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any person or governmental authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.

(b)

Binding Obligations.  Assuming this Agreement has been duly and validly authorized, executed and delivered by the Parties other than Company, this Agreement is duly authorized, executed and delivered by Company and constitutes the legal, valid and binding obligations of Company enforceable against Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

(c)

No Conflicts.  Neither the execution nor the delivery by Company, nor the consummation or performance by Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Company’s certificate of incorporation, certificate or organization, bylaws, operating agreement or partnership agreement, as applicable, (b) contravene, conflict with or result in a violation of any law, order, charge or other restriction or decree applicable to Company, or by which Company or any of its assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of Company under, or alter the obligations of any person under, or create in any person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a governmental authority or any other person) pursuant to, or result in the creation of a lien on any of the assets or properties of Company Party under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or any of its assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Company or that otherwise relate to the business of, or any of the properties or assets owned or used by Company, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a material adverse effect on Company.

7.

Representations of BFGI.  BFGI, individually, represents and warrants to Company as follows:

(a)

Authority.  BFGI has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into and deliver this Agreement and any other certificate, agreement, document or instrument to be executed and delivered by BFGI in connection with the transactions contemplated hereby and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by BFGI and the performance by BFGI of his obligations hereunder and the consummation by BFGI of the transactions contemplated hereby have been duly authorized by all necessary action on the part of BFGI.  BFGI does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any person or governmental authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.

(b)

Binding Obligations.  Assuming this Agreement has been duly and validly authorized, executed and delivered by the Parties other than BFGI, this Agreement is duly authorized, executed and delivered by BFGI and constitutes the legal, valid and binding obligations of BFGI enforceable against BFGI in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

(c)

No Conflicts.  Neither the execution nor the delivery by BFGI, nor the consummation or performance by BFGI of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of BFGI’s certificate of incorporation, certificate or organization, bylaws, operating agreement or partnership agreement, as applicable, (b) contravene, conflict with or result in a violation of any law, order, charge or other restriction or decree applicable to BFGI, or by which BFGI or any of its assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of BFGI under, or alter the obligations of any person under, or create in any person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a governmental authority or any other person) pursuant to, or result in the creation of a lien on any of the assets or properties of BFGI under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BFGI is a party or by which BFGI or any of his assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by BFGI or that otherwise relate to the business of, or any of the properties or assets owned or used by BFGI, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a material adverse effect on BFGI.

8.

Restrictive Covenants

(a)

Non-Disparagement.  Following the date of the Effective Date, (i) BFGI will not make or cause to be made any statements or remarks (including, without limitation, the repetition or distribution of disparaging, derogatory or damaging rumors, allegations, negative reports or comments), whether written, electronic or oral, that are directly or indirectly disparaging, derogatory or damaging to the Company or any of its past, current or future affiliates, officers, directors, shareholders, employees, consultants, advisors, representatives, trustees, subsidiaries, divisions, parent companies, clients or customers (other than BFGI) or their policies and procedures, business, practices or financial condition; and (ii) the Company will not make or cause to be made any statements or remarks (including, without limitation, the repetition or distribution of disparaging, derogatory or damaging rumors, allegations, negative reports or comments), whether written, electronic or oral, that are directly or indirectly disparaging, derogatory or damaging to BFGI or any of its past, current or future affiliates, officers, directors, shareholders, employees, consultants, advisors, representatives, trustees, subsidiaries, divisions, parent companies, clients or customers (other than the Company Parties) or their policies and procedures, business, practices or financial condition; provided, however, that the foregoing restrictions shall not apply to any statements by BFGI or by the Company that are made truthfully in response to a subpoena or as otherwise required by applicable law or other compulsory legal process.

(b)

Confidentiality.  The Company has provided BFGI with access to, and has confided in him, information, business methods and systems, techniques and methods of operation developed at great expense by the Company and which are assets of the Company.  BFGI recognizes and acknowledges that: (i) all Confidential Information (defined below) is the property of the Company and is unique, extremely valuable and developed and acquired by great expenditures of time, effort and cost; (ii) the misuse, misappropriation or unauthorized disclosure by BFGI of the Confidential Information would constitute a breach of trust and would cause serious irreparable injury to the Company; and (iii) it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that BFGI not disclose the Confidential Information to others or use same to his own advantage or to the advantage of others. Accordingly, BFGI shall not, directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity, or use on his own behalf, any confidential and proprietary information of the Company, including, but not limited to, information relating to its business methods, strategies, policies, procedures, techniques, research, historical or projected financial information, budgets, trade secrets, sales, costs, client lists, client preferences, client identities, marketing materials, investment strategies, systems, computer programs, or the business affairs and financial condition of the Company, or any of its clients, (collectively “Confidential Information”), except for (i) such disclosures where required by law, but only after written notice to the Company detailing the circumstances and legal requirement for the disclosure; or (ii) such disclosures where such information was at the time of disclosure to BFGI or thereafter became public acknowledge through no fault or omission of BFGI.

(c)

Non-Interference.  During the two (2) year period following the date of the Effective Date (the “Restricted Period”), for whatever reason, BFGI will not, directly or indirectly, for itself or on behalf of any third party, at any time or in any manner:

(i)

persuade, induce, solicit, influence or attempt to influence, or cause any person who is an employee of the Company to terminate its relationship with the Company or refer any such employee to anyone, without prior written approval from the Company;

(ii)

request or cause any of the Company’s clients or potential clients to cancel, modify or terminate any existing or continuing or, to its knowledge, prospective business relationship with the Company;

(iii)

engage in or participate in any effort or act to induce, or in any way cause, any client or, to its knowledge, prospective client of the Company, to deal with Executive or any other person or entity except in a capacity as representative of the Company, or otherwise take any action which might reasonably be expected to be disadvantageous to the Company;

(iv)

persuade, induce, solicit, influence or attempt to influence, or cause any client or, to its knowledge, prospective client of the Company to cease or refrain from doing business, or to decline to do business, or to change or alter any existing or prospective business relationship, with the Company;

(v)

accept business from, or perform or provide any services for, any client, or to its knowledge, prospective client of the Company;

(vi)

contract with or communicate with, in either case in connection with services, any client or, to its knowledge, prospective client of the Company; or

(vii)

provide any third party with any information concerning any client, or to its knowledge, prospective client of the Company, including but not limited to, the disclosure of any client name or data, in whatever form, to such third party.

(d)

Noncompetition. During the Restricted Period, BFGI shall not, directly or indirectly, engage or participate in, or become employed by, or affiliated with, or enter into or maintain a contractual relationship with, or render advisory or any other services to, any person or business entity or organization, of whatever form, that competes with the Company in the United States or any other location in which the Company conducts business as of the Effective Date.

(e)

Injunctive Relief.  BFGI acknowledges that its compliance with the covenants in Sections 9(b), 9(c) and 9(d) hereof is necessary to protect the good will, Confidential Information and other proprietary interests of the Company, that such covenants are supported by adequate and sufficient consideration, and that, in the event of any violation or threatened violation by BFGI of any such provision, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, BFGI agrees that, in the event of such violation or threatened violation by him, the Company shall be entitled to an injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of not more than a nominal bond, in addition to all such other legal and equitable remedies as may be available to the Company. BFGI further acknowledges that he has carefully considered the nature and extent of the restrictions contained herein and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable, are designed to protect the legitimate business interests of the Company, and do not confer benefits upon the Company disproportionate to the detriment upon him. In the event that BFGI violates any of the covenants in this Agreement and the Company commences legal action for injunctive or other relief, the Company shall have the benefit of the full period of the covenants, computed from the date BFGI ceased violation of the covenants, either by order of the court or otherwise. BFGI acknowledges that any claim or cause of action he may have against the Company shall not constitute a defense to the enforcement by the Company of the other covenants of BFGI in this Agreement.  BFGI also acknowledges that his experience and capabilities are such that he can obtain suitable employment otherwise than in violation of the covenants in this Agreement and that the enforcement of these covenants will not prevent the earning of a livelihood nor cause undue hardship.

(f)

Remedies Cumulative and Concurrent. The rights and remedies of the Company as provided in this Section 9 shall be cumulative and concurrent and may be pursued separately, successively or together, at the sole discretion of the Company, and may be exercised as often as occasion therefor shall arise. The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof.

(g)

Authorization. BFGI authorizes the Company to inform any third parties, including future employers, prospective employers and the Company’s clients or prospective clients, of the existence of this Agreement and his obligations under it.

(h)

Definitions.  For purposes of this Section 9, the term “Company” shall include the Company and each of its respective successors, assigns, subsidiaries or affiliates (other than BFGI) and the term “BFGI” shall include BFGI and each of his respective heirs, successors, assigns, subsidiaries or affiliates (other than the Company and any of its respective subsidiaries).

9.

Miscellaneous.

(a)

Expenses.  Each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

(b)

Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day.  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10(b)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to any of the Company Parties, to:	Mount Knowledge Holdings, Inc. 228 Park Avenue S. #56101 New York, NY 10003-1502, U.S.A. Attention: Board of Directors Telephone No.: 917-289-0944 Facsimile No.: 917-289-0941
With copies to:	Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Attention: Gregg E. Jaclin, Esq. Telephone No.: 732-409-1212 Facsimile No.: 732-577-1188

If to any of the BFGI Parties, to:	Birch First Global Investments Inc. 205 Worth Avenue, Ste. 201 Palm Beach, Florida 33480 Attention: Pier S. Bjorklund Telephone No.: 561-228-4017 Facsimile No.: 561-828-8326

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

(c)

Further Assurances.  The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

(d)

Waiver.  The rights and remedies of the Parties are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

(e)

Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

(f)

Assignments, Successors, and No Third-Party Rights.  No Party may assign any of its rights under this Agreement without the prior consent of the other Parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  Except as set forth in Section 6 hereof, nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

(g)

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(h)

Section Headings.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement, unless the context indicates otherwise.

(i)

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless otherwise expressly provided, the word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

(j)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)

Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(l) below), in addition to any other remedy to which they may be entitled, at Law or in equity.

(l)

Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without regard to conflicts of laws principles.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(b) above.  Nothing in this Section 10(l), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(m)

Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WANES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized respective officers, as of the date first above written.

COMPANY:

MOUNT KNOWLEDGE HOLDINGS, INC.

By:	/s/ James D. Beatty
Name:	James D. Beatty
Title:	President and CEO

COMPANY:

BIRCH FIRST GLOBAL INVESTMENTS INC.

By:	/s/ Pier S. Bjorklund
Name:	Pier S. Bjorklund
Title:	President and CEO

EXHIBIT A

ECO IP

The intellectual property referred to as “ECO Learning Platform” (English Communications Online), an online modular based course training software technology, including any and all computer program source code, trademarks, logos, documentation and other related materials.

EXHIBIT B

BILL OF SALE

See Attached.